Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Saeb Jannoun, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of The United States Basketball League, Inc. for the year ended February 28, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The United States Basketball League, Inc.

Dated: June 15, 2022

/s/ Saeb Jannoun
Saeb Jannoun
President, Chief Executive Officer, Chief Financial
Officer, and Director
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)